CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Federated Department Stores, Inc.

We consent to the use of our report dated March 5, 1996 on the consolidated financial statements of Federated Department Stores, Inc. and subsidiaries as of February 3, 1996 and January 28, 1995, and for the fifty-three week period ended February 3, 1996 and each of the fifty-two week periods ended January 28, 1995 and January 29, 1994, incorporated herein by reference.




                                /s/ KPMG Peat Marwick LLP





Cincinnati, Ohio
March 3, 1997